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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Lionbridge Technologies, Inc. of our report dated January 29, 2001, except as to Note 17 which is as of April 2, 2001, relating to the financial statements of Lionbridge Technologies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 7, 2001